UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
May 9, 2012

Everest Re Group, Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	1-15731	98-0365432

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Wessex House – 2nd Floor 45 Reid Street PO Box HM 845 Hamilton HM DX, Bermuda		Not Applicable

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 441-295-0006

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

(a)	The Annual General Meeting of Shareholders of the registrant was held on May 9, 2012.

(b)	The shareholders elected Director nominees John R. Dunne and John A. Weber; appointed PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2012 and approved, by non-binding advisory vote, 2011 compensation paid to the Company’s Named Executive Officers.

The votes cast with respect to each such matter are as follows:

	Total Shares Represented at the Meeting in Person or Proxy
	58,258,084

		Against or
	For	Withheld	Abstain	Non-votes
Election of directors each to serve a one year period to expire at the 2013 Annual General Meeting of Shareholders:

John R. Dunne	51,439,324	5,029,195	-	1,789,565
John A. Weber	52,195,869	4,272,650	-	1,789,565

Appointment of PricewaterhouseCoopers LLP as the Company's
independent registered public accounting firm for the year ending
December 31, 2012	57,272,841	983,307	1,936	-

Approval, by non-binding advisory vote, of 2011 compensation paid
to the Company's Named Executive Officers	41,236,141	14,900,077	332,301	1,789,565

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVEREST RE GROUP, LTD.

By:	/S/ SANJOY MUKHERJEE
Sanjoy Mukherjee
Executive Vice President
General Counsel and Secretary

Dated:  May 11, 2012